UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 19, 2014
(Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35049 (Commission File Number)	84-0592823 (IRS Employer Identification No.)

1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
(Address of principal executive offices) (Zip Code)

(281) 298-4246
(Registrant’s telephone number, including area code)

633 17th Street, Suite 2320 Denver, Colorado 80202 (303) 968-7000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Exchange Agreement and Contribution Agreement

On December 19, 2014, Earthstone Energy, Inc., a Delaware corporation (“Earthstone” or the “Company”), closed the transactions contemplated by (i) the previously announced Exchange Agreement dated May 15, 2014 and as amended September 26, 2014 (the “Exchange Agreement”) with Oak Valley Resources, LLC, a Delaware limited liability company (“Oak Valley”), and (ii) the previously announced Contribution Agreement dated October 16, 2014 (the “Contribution Agreement”), by and among Earthstone, Oak Valley, Sabine River Energy, LLC, a Texas limited liability company (“Sabine”), Oak Valley Operating, LLC, a Texas limited liability company (“Oak Valley Operator”), Parallel Resource Partners, LLC, a Delaware limited liability company (“Parallel”), and Flatonia Energy, LLC, a Delaware limited liability company (“Flatonia”).

Pursuant to the Exchange Agreement, Oak Valley contributed to Earthstone the membership interests of its three subsidiaries, Oak Valley Operator, Sabine and EF Non-Op, LLC, a Texas limited liability company, inclusive of producing assets, undeveloped acreage and approximately $130.0 million of cash, in exchange for the issuance of approximately 9,124,452 shares (the “Exchange Shares”) of Earthstone common stock, par value $0.001 per share (the “Common Stock”), to Oak Valley (the “Exchange”).  The issuance of Exchange Shares is exempt from registration as a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, among other exemptions. The specified amount of cash represented cash on hand of Oak Valley plus $107.0 million of capital commitments from its members in accordance with the terms of its limited liability company agreement.

Pursuant to the Contribution Agreement, Oak Valley, through its wholly owned subsidiary, Sabine, acquired a 20% undivided ownership interest in certain oil and gas properties located in Fayette and Gonzales Counties, Texas, in exchange for the issuance of 2,957,288 shares (the “Contribution Shares”) of Common Stock to Flatonia (the “Contribution”).  The issuance of Contribution Shares is exempt from registration as a private placement under Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder, among other exemptions. Prior to the closing of the Contribution Agreement, Flatonia owned a 70% undivided interest, and Sabine owned a 30% undivided interest, in this Eagle Ford horizontal development project, which is operated by Oak Valley Operator.  As a result of the closing of the transactions contemplated by the Contribution Agreement and the Exchange Agreement, Flatonia holds a 50% undivided interest in this project, and Sabine, which is owned by Earthstone, holds the remaining 50% undivided interest.

As a result of the closing of the transactions contemplated by the Exchange Agreement and the Contribution Agreement, Oak Valley owns 66.0%, Flatonia owns 21.4%, and Earthstone stockholders immediately prior to the closing of the Exchange and the Contribution collectively own 12.6%, respectively, of the outstanding Common Stock.

Oak Valley Registration Rights Agreement

As required under the Exchange Agreement, on December 19, 2014, the Company entered into a Registration Rights Agreement with Oak Valley (the “Oak Valley Registration Rights Agreement”), pursuant to which the Company agreed to register, at its cost, with the Securities and Exchange Commission (“SEC”) the resale of the Exchange Shares issued to Oak Valley at the request of Oak Valley or a member of Oak Valley that has received the shares in a distribution from Oak Valley (collectively, the “Oak Valley Stockholders”).  The Oak Valley Stockholders owning a majority of the Registrable Securities (as defined in the Oak Valley Registration Rights Agreement) may request registration no more than three times, and no more frequently than once in any six-month period, of shares having an estimated offering price of greater than $5.0 million.  No request may be made after the third anniversary of the closing of the Exchange.  With certain exceptions, Earthstone must file and have the registration statement declared effective, and must maintain the effectiveness of the registration statement for nine months or such shorter period by which all shares have been sold.  In addition, if Earthstone files a registration statement within three years of the Exchange, it must offer to the Oak Valley Stockholders the opportunity to include the resale of their shares in the registration statement, subject to customary qualifications and limitations.  Except as discussed below under the Flatonia Registration Rights Agreement, Earthstone is prohibited from entering into any other registration rights agreements or other agreement that violates or is detrimental to rights granted to Oak Valley Stockholders in the Oak Valley Registration Rights Agreement.

The foregoing description of the Oak Valley Registration Rights Agreement is qualified in its entirety by the terms of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Flatonia Registration Rights Agreement

As required under the Contribution Agreement, on December 19, 2014, the Company entered into a Registration Rights Agreement with Flatonia, Parallel and Oak Valley (the “Flatonia Registration Rights Agreement”), pursuant to which the Company agreed to register, at its cost, with the SEC the resale of the Contribution Shares issued to Flatonia at the request of Flatonia, Parallel or any affiliate of Parallel to which Flatonia, Parallel or any affiliate thereof has transferred the shares (collectively, the “Flatonia Stockholders”).  The Flatonia Registration Rights Agreement will terminate after the third anniversary of the closing of the transactions contemplated by the Contribution Agreement.

Demand Registration Rights.  The Flatonia Stockholders owning a majority of the Registrable Securities (as defined in the Flatonia Registration Rights agreement) may request registration no more than two times, and no more frequently than once in any six-month period, of shares having an estimated offering price of greater than $5.0 million.  With certain exceptions, Earthstone must file and have the registration statement declared effective and must maintain the effectiveness of the registration statement for nine months or such shorter period by which all shares have been sold.

Shelf Registration Rights.  At any time following the six month anniversary of the closing of the Contribution, if Earthstone is eligible to use a Form S-3 registration statement to register its securities for resale, then the Flatonia Stockholders owning a majority of the Registrable Securities may require Earthstone to file a shelf registration statement on Form S-3.  The shelf registration statement must be filed within 20 days after Earthstone receives the request.  Earthstone may also permit other persons, including Oak Valley, to register shares on the shelf registration statement.  At any time during the term of the Flatonia Registration Rights Agreement, the Flatonia Stockholders owning a majority of the Registrable Securities registered pursuant to a shelf registration statement may request that a public offering be made under the shelf registration statement if the aggregate proceeds of such sale are expected to equal or exceed $3.0 million.

Piggy-Back Registration Rights.  If Earthstone files a registration statement, it must offer to the Flatonia Stockholders the opportunity to include the resale of their Registrable Securities in such registration statement, subject to customary qualifications and limitations.

Exclusivity of Registration Rights.  Earthstone is prohibited from entering into or amending any registration rights agreements or other agreements that violate or are detrimental to rights granted to the Flatonia Stockholders in the Flatonia Registration Rights Agreement.  Additionally, Oak Valley, Parallel, Flatonia and Earthstone agreed that the registration rights granted to Oak Valley in connection with the Exchange Agreement are, subject to the provisions of both the Flatonia and Oak Valley Registration Rights Agreements, pari passu with the rights of the Flatonia Stockholders to register their shares of Common Stock.

Lock-Up Provisions.  The Flatonia Stockholders agreed that they will not, without Earthstone’s prior written consent, during the period commencing on the closing date of the Contribution Agreement and ending on the one year anniversary thereof (the “lock-up period”), sell or transfer any Registrable Securities.  However, the foregoing restriction does not apply to:

(i)            sales or transfers to Parallel or any affiliate of Parallel;

(ii)           the ability of the Flatonia Stockholders to exercise their piggy-back registration rights in connection with the sale of Common Stock by any “Stockholder” (as defined in the Oak Valley Registration Rights Agreement), whether upon exercise of its own demand registration rights, piggy-back registration rights or otherwise; or

(iii)          the ability of the Flatonia Stockholders to exercise their tag-along rights, as described below.

If, during the lock-up period, any “Stockholder” (as defined in the Oak Valley Registration Rights Agreement) proposes or agrees to transfer all or a portion of its shares of Earthstone Common Stock (including beneficial ownership with respect thereto) that are not sold as part of a public offering (excluding certain small transfers to family members for estate planning purposes), then each Flatonia Stockholder will have the right to participate in such transfer as provided in the Flatonia Registration Rights Agreement.

The foregoing description of the Flatonia Registration Rights Agreement is qualified in its entirety by the terms of such agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

2014 Long-Term Incentive Plan

On December 19, 2014, Earthstone stockholders approved and adopted the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”), which was effective upon the closing of the Exchange and shall remain in effect until the day prior to the tenth anniversary thereof.  Under the 2014 Plan, Earthstone may grant stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards and other incentive awards to Earthstone’s employees or those of its subsidiaries or affiliates.  Earthstone may also grant nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, stock awards and other incentive awards to any persons rendering consulting or advisory services and non-employee directors, subject to the conditions set forth in the 2014 Plan.  Generally, all classes of Earthstone’s employees are eligible to participate in the 2014 Plan.

The 2014 Plan currently provides that a maximum of 750,000 shares of Common Stock may be issued in conjunction with awards granted under the 2014 Plan.  Awards that are forfeited under the 2014 Plan will again be eligible for issuance as though the forfeited awards had never been issued.  Similarly, awards settled in cash will not be counted against the shares authorized for issuance upon exercise of awards under the 2014 Plan.

The 2014 Plan limits the aggregate number of shares of Common Stock that may be covered by stock options and/or stock appreciation rights granted to any eligible employee in any calendar year to 250,000 shares.  The 2014 Plan also limits the aggregate number of shares of Common Stock that may be issued in conjunction with awards (other than stock options or stock appreciation rights) granted to any eligible employee in any calendar year to 150,000 shares.  The 2014 Plan also limits the maximum aggregate amount that may be paid in cash pursuant to awards (other than stock options or stock appreciation rights) made to any eligible employee in any calendar year to $2,000,000.

The foregoing description of the 2014 Plan is qualified in its entirety by the terms of such plan, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Bank of Texas Credit Facility

In connection with the closing of the Exchange and Contribution, on December 19, 2014, the Company, as borrower, entered into a Credit Agreement providing for a $500.0 million four-year senior secured revolving credit facility (the “Credit Agreement”) with BOKF, NA dba Bank of Texas (“Bank of Texas”), as agent and lead arranger, Wells Fargo Bank, National Association (“Wells Fargo”), as syndication agent, and the Lenders signatory thereto (collectively with Bank of Texas and Wells Fargo, the “Lender”).

The initial borrowing base of the credit facility is $80.0 million, and is subject to redetermination on March 1 and September 1 of each year. The amounts borrowed under the Credit Agreement bear annual interest rates at either (a) the London Interbank Offered Rate (“LIBOR”) plus 1.50% to 2.50% or (b) the prime lending rate of Bank of Texas plus 0.50% to 1.50%, depending on the amount borrowed under the credit facility. Principal amounts outstanding under the credit facility are due and payable in full at maturity on December 19, 2018. All of the obligations under the Credit Agreement, and the guarantees of those obligations, are secured by substantially all of the Company’s assets. Additional payments due under the Credit Agreement include paying a commitment fee to the Lender in respect of the unutilized commitments thereunder. The commitment rate ranges from 0.375% to 0.50% per year, depending upon the unutilized portion of the borrowing base in effect from time to time. The Company is also required to pay customary letter of credit fees.

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to incur additional indebtedness, create liens on assets, make investments, enter into sale and leaseback transactions, pay dividends and distributions or repurchase its capital stock, engage in mergers or consolidations, sell certain assets, sell or discount any notes receivable or accounts receivable and engage in certain transactions with affiliates.

In addition, the Credit Agreement requires the Company to maintain the following financial covenants: a current ratio of not less than 1.0 to 1.0 and a funded debt to earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses (“EBITDAX”) ratio of not greater than 4.0 to 1.0. In the current ratio the Company is allowed to include unused aggregate commitments in the definition of current assets for the purposes of calculating the current ratio. EBITDAX is defined in the Credit Agreement as, for any period, the sum of consolidated net income for such period plus the following expenses or charges to the extent deducted from consolidated net income in such period: interest, income taxes, depreciation, depletion, amortization, non-cash losses as a result of changes in fair market value of derivatives, and exploration, minus non-cash gains as a result of changes in the fair market value of derivatives. The Credit Agreement contains customary affirmative covenants and defines events of default for credit facilities of this type, including failure to pay principal or interest, breach of covenants, breach of representations and warranties, insolvency, judgment default, a change of control and if Frank A. Lodzinski ceases to serve and function as Chief Executive Officer of the Company and the majority of the lenders do not approve of Mr. Lodzinski’s successor. Upon the occurrence and continuance of an event of default, the Lender has the right to accelerate repayment of the loans and exercise its remedies with respect to the collateral.

The foregoing description of the Credit Agreement is qualified in its entirety by the terms of such credit facility, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Indemnification Agreements

In connection with the appointment and election of the executive officers and directors of the Company discussed below in Item 5.02, on December 19, 2014, the Board of Directors of the Company approved the form of indemnification agreement to be entered into with each of the Company’s executive officers and directors (each, an “Indemnification Agreement” and collectively, the “Indemnification Agreements”) pursuant to which the Company agrees to indemnify such individuals in connection with claims brought against them in their capacities as officers and directors of the Company. Each Indemnification Agreement also provides each individual with, among other things, certain expense advancement rights in legal proceedings so long as such individual undertakes to repay the advancement if it is later determined that such individual is not entitled to be indemnified.

The preceding is a summary of the material provisions of the Indemnification Agreements and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02                      Termination of a Material Definitive Agreement.

In connection with the closing of the Exchange and the Contribution, on December 19, 2014, the Company terminated the Credit Agreement dated December 21, 2012, as amended by the Waiver and First Amendment to the Credit Agreement dated September 10, 2013 (the “Bank of Oklahoma Credit Facility”), between Earthstone and BOKF, N.A., a national banking association (dba Bank of Oklahoma) (“Bank of Oklahoma”). The Bank of Oklahoma Credit Facility provided the Company with a revolving line of credit of up to a maximum of $25.0 million, with the aggregate amount of credit available being limited by a borrowing base. Cash received as part of the closing of the Exchange of approximately $7.0 million was used to pay off all outstanding indebtedness under, and terminate, the Bank of Oklahoma Credit Facility. The Company did not incur any early termination penalties in connection with the termination of the Bank of Oklahoma Credit Facility.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 under the heading “Exchange Agreement and Contribution Agreement” is incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the heading “Bank of Texas Credit Facility” is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 4.01                      Changes in Registrant’s Certifying Accountant.

EKS&H LLLP (“EKSH”) has served as the independent registered public accounting firm for the Company. On December 19, 2014, the Company dismissed EKSH and has engaged Weaver and Tidwell, L.L.P. (“Weaver”) to serve as the Company’s independent registered public accounting firm. The audit report of EKSH on the financial statements of the Company as of and for the years ended March 31, 2014 and 2013, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was recommended by the audit committee of the board of directors of the Company and approved by the board of directors of the Company.

During the fiscal years ended March 31, 2013 and 2014, and the interim period through September 30, 2014, there were no: (1) disagreements with EKSH on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.

During the fiscal years ended March 31, 2013 and 2014 and the subsequent interim period through September 30, 2014, Weaver was not consulted as to the application of accounting principles, the type of audit opinion that might be rendered, or any matter that was the subject of a disagreement or a reportable event.

A letter from EKSH is attached as Exhibit 16 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01                      Changes in Control of Registrant.

The information set forth in Item 1.01 under the heading “Exchange Agreement and Contribution Agreement” is incorporated herein by reference.

Information with respect to the appointment of executive officers and directors following consummation of the transactions contemplated by the Exchange Agreement and the Contribution Agreement is set forth in Item 5.02 of this Current Report on Form 8-K, which information is incorporated herein by reference.

Item 5.02                      Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Effective upon the closing of the transactions contemplated by the Exchange Agreement on December 19, 2014, each of Andrew P. Calerich, Monroe W. Robertson and Richard K. Rodgers resigned from their respective positions as members of the Board of Directors of Earthstone.  Prior to their resignations, each of Messrs. Calerich, Robertson and Rodgers served on the Audit Committee, Nominating Committee and Compensation Committee of the Board of Directors of Earthstone.

(b)

Effective upon the closing of the transactions contemplated by the Exchange Agreement on December 19, 2014, Ray Singleton resigned as the President, Chief Executive and Corporate Secretary of Earthstone, and Paul D. Maniscalco resigned as the Interim Chief Financial Officer of Earthstone. Mr. Singleton did not resign as a director of the Company.

(c)

Effective upon the closing of the transactions contemplated by the Exchange Agreement on December 19, 2014, Frank A. Lodzinski was appointed as the President and Chief Executive Officer of Earthstone, Ray Singleton was appointed Executive Vice President, Northern Region of Earthstone, Robert J. Anderson was appointed as the Executive Vice President, Corporate Development and Engineering of Earthstone, and G. Bret Wonson was appointed Vice President, Principal Accounting Officer of Earthstone.

Frank A. Lodzinski, age 65, has served as Oak Valley’s President and Chief Executive Officer since its formation in December 2012.  Mr. Lodzinski was Chairman, President and Chief Executive Officer of GeoResources, Inc. from April 2007 until its merger with Halcón Resources Corporation in August 2012.  He has over 43 years of oil and gas industry experience.  In 1984, he formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties.  Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President.  Hampton was sold in 1995 to Bellwether Exploration Company.  In 1996, he formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired a controlling interest in Texoil, Inc., where Mr. Lodzinski served as CEO and President.  In 2001, Mr. Lodzinski was appointed CEO and President of AROC, Inc., to direct the restructuring and ultimate liquidation of that company.  In 2003, AROC completed a monetization of oil and gas assets with an institutional investor and began a plan of liquidation in 2004.  In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the general partner of Southern Bay Oil & Gas, L.P., which acquired the residual assets of AROC, Inc., and he served as President of Southern Bay Energy, LLC since its formation.  The Southern Bay entities were merged into GeoResources in April 2007. He holds a BSBA degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

Robert J. Anderson, age 52, is a petroleum engineer with over 28 years of diversified domestic and international experience. He has been working with Mr. Lodzinski’s management team for approximately 10 years. Mr. Anderson has been employed by Oak Valley since March 2013 as Executive Vice President, Corporate Development and Engineering. Prior to employment by Oak Valley, he served from August 2012 to February 2013 as Executive Vice President and Chief Operating Officer at Halcón Resources. Mr. Anderson was employed by GeoResources from April 2007 until its merger with Halcón Resources in August 2012, ultimately serving as a director and Executive Vice President, Chief Operating Officer – Northern Region. He was involved in the formation of Southern Bay Energy in September 2004 as Vice President, Acquisitions until its merger with GeoResources in April 2007. From March 2004 to August 2004, Mr. Anderson was employed by AROC, a predecessor company to Southern Bay Energy, as Vice President, Acquisitions and Divestitures. From September 2000 to February 2004, he was employed by Anadarko Petroleum Corporation as a petroleum engineer. In addition, he has worked with major oil companies, including ARCO International/Vastar Resources, and independent oil companies, including Hunt Oil, Hugoton Energy, and Pacific Enterprises Oil Company. His professional experience includes acquisition evaluation, reservoir and production engineering, field development, project economics, budgeting and planning, and capital markets. His domestic acquisition and divestiture experience includes Texas and Louisiana (offshore and onshore), Mid-Continent, and the Rocky Mountain states, and international experience includes Canada, South America, and Russia. Mr. Anderson has a B.S. degree in Petroleum Engineering from the University of Wyoming and an MBA from the University of Denver.

G. Bret Wonson, age 37, has over 13 years of professional experience. He has been working with this management team for approximately five years. Mr. Wonson has been employed by Oak Valley since February 2013 as Vice President, Principal Accounting Officer. Prior to Oak Valley, he served from August 2012 to February 2013 as Assistant Controller at Halcón Resources upon its merger with GeoResources in August 2012. From February 2012 to August 2012 and from April 2008 to November 2010, Mr. Wonson was Corporate Controller and Controller of GeoResources, respectively. From December 2010 to January 2012, he was an Assistant Controller at Valerus Compression. He has held previous roles at Arthur Andersen, Grant Thornton, and BP. Mr. Wonson holds a bachelor’s degree in Accounting from Mississippi State University and a Master’s degree in Accounting from the University of Alabama. Mr. Wonson is a Certified Public Accountant in the State of Texas.

There are no arrangements or understandings between any of Messrs. Lodzinski, Singleton, Anderson and Wonson, and any other person pursuant to which such person was selected as an officer. None of Messrs. Lodzinski, Singleton, Anderson and Wonson has any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions in which any of Messrs. Lodzinski, Singleton, Anderson and Wonson has an interest requiring disclosure under item 404(a) of Regulation S-K.

(d)

Effective upon the closing of the transactions contemplated by the Exchange Agreement on December 19, 2014, the following persons were appointed as members of the Board of Directors of Earthstone and the committees thereof.

Name	Board Position(s)	Committee Position(s)
Frank A. Lodzinski	Chairman and Class I director
Douglas E. Swanson, Jr.	Class II director
Brad A. Thielemann	Class II director
Zachary G. Urban	Class II director	Member, Audit Committee
Jay F. Joliat	Class III director	Chairman, Audit Committee
Robert L. Zorich	Class III director

The Board of Directors of the Company has affirmatively determined that each of Messrs. Joliat and Urban are independent within the meaning of the rules of the NYSE MKT.

There are no arrangements or understandings between any of Messrs. Lodzinski, Joliat, Swanson, Thielemann, Urban and Zorich, and any other person pursuant to which such person was selected as a director.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On December 19, 2014, the stockholders of Earthstone approved an amendment to Earthstone’s certificate of incorporation increasing the total number of shares of authorized stock from 7.0 million shares, consisting of 6.4 million shares of Common Stock and 600,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”), to 120.0 million shares, consisting of 100.0 million shares of Common Stock and 20.0 million shares of Preferred Stock. The amendment to Earthstone’s certificate of incorporation was effected on December 19, 2014 by way of filing of the certificate of amendment with the Delaware Secretary of State following approval of the amendment by the Earthstone stockholders.

The foregoing description of the amendment to Earthstone’s certificate of incorporation is qualified in its entirety by the terms of the amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

(b)

On December 19, 2014, upon the closing of the transactions contemplated by the Exchange Agreement and the Contribution Agreement, Earthstone’s fiscal year was changed to begin on January 1st and end on December 31st of each year, starting with January 1, 2015, as was approved by the Board of Directors of Earthstone. Earthstone’s most recent fiscal year ended on March 31, 2014.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Earthstone held its special meeting of stockholders on December 19, 2014.  At the special meeting, five proposals were submitted to the stockholders for approval as set forth in Earthstone’s definitive proxy statement filed November 10, 2014.  As of the record date (November 7, 2014), a total of 1,737,360 shares of Common Stock were outstanding and entitled to vote.  In total, 1,046,086 shares of Common Stock were present in person or represented by proxy at the special meeting, which represented approximately 60.2% of the shares outstanding and entitled to vote as of the record date.

The votes on the proposals were cast as set forth below:

1.           Issuance of up to 9,124,452 shares of Common Stock pursuant to the Exchange Agreement.

For	Against	Abstain	Broker Non-Votes
1,031,143	11,677	3,266	-

2.           Issuance of up to 2,957,291 shares of Common Stock pursuant to the Contribution Agreement.

For	Against	Abstain	Broker Non-Votes
1,029,063	13,807	3,216	-

3.           Amendment to Earthstone’s certificate of incorporation increasing the total number of shares of authorized stock.

For	Against	Abstain	Broker Non-Votes
1,028,489	12,155	5,442	-

4.           Adoption of the 2014 Plan.

For	Against	Abstain	Broker Non-Votes
964,041	71,048	10,997	-

5.           Non-binding advisory vote regarding the Earthstone Energy, Inc. Employee Severance Compensation Plan.

For	Against	Abstain	Broker Non-Votes
961,872	77,363	6,851	-

There being no further business, the special meeting of Earthstone stockholders was adjourned.

Item 8.01                      Other Events.

On December 22, 2014, the Company issued a press release regarding the closing of the transactions contemplated by the Exchange Agreement and Contribution Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The unaudited consolidated financial statements of Oak Valley as of and for the three and nine months ended September 30, 2014 and 2013 are incorporated herein by reference to Exhibit 99.2 to this Current Report on Form 8-K. The audited consolidated financial statements of Oak Valley for the years ended December 31, 2013, 2012 and 2011 are incorporated herein by reference to Exhibit 99.3 to this Current Report on Form 8-K.

(b)           Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of this Current Report on Form 8-K are not being filed herewith. The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K, with respect to the Exchange Agreement and the Contribution Agreement described in Item 1.01 herein, will be filed by amendment no later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)           Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Earthstone Energy, Inc., dated December 19, 2014.

10.1	Registration Rights Agreement dated December 19, 2014, between Earthstone Energy, Inc. and Oak Valley Resources, LLC.

10.2	Registration Rights Agreement dated December 19, 2014, among Earthstone Energy, Inc., Parallel Resource Partners, LLC, Flatonia Energy, LLC and Oak Valley Resources, LLC.

10.3	Earthstone Energy, Inc. 2014 Long-Term Incentive Plan of Earthstone Energy, Inc., dated December 19, 2014.

10.4
Credit Agreement dated as of December 19, 2014 among Earthstone Energy, Inc., as Borrower, Oak Valley Operating, LLC, EF Non-Op, LLC, Sabine River Energy, LLC, and Basic Petroleum Services, Inc., as Guarantors, BOKF, NA, as Agent and Lead Arranger, Wells Fargo Bank, National Association, as Syndication Agent, and the Lenders signatory thereto.

10.5	Form of Indemnification Agreement.

16	EKS&H LLLP Letter dated December 29, 2014.

99.1	Press Release, dated December 22, 2014.

99.2	Unaudited consolidated financial statements of Oak Valley Resources, LLC as of and for the three and nine months ended September 30, 2014 and 2013.

99.3	Audited consolidated financial statements of Oak Valley Resources, LLC as of and for the years ended December 31, 2013, 2012 and 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date December 29, 2014	By:	/s/ Frank A. Lodzinski
Frank A. Lodzinski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Earthstone Energy, Inc., dated December 19, 2014.

10.1	Registration Rights Agreement dated December 19, 2014, between Earthstone Energy, Inc. and Oak Valley Resources, LLC.

10.2	Registration Rights Agreement dated December 19, 2014, among Earthstone Energy, Inc., Parallel Resource Partners, LLC, Flatonia Energy, LLC and Oak Valley Resources, LLC.

10.3	Earthstone Energy, Inc. 2014 Long-Term Incentive Plan of Earthstone Energy, Inc., dated December 19, 2014.

10.4
Credit Agreement dated as of December 19, 2014 among Earthstone Energy, Inc., as Borrower, Oak Valley Operating, LLC, EF Non-Op, LLC, Sabine River Energy, LLC, and Basic Petroleum Services, Inc., as Guarantors, BOKF, NA, as Agent and Lead Arranger, Wells Fargo Bank, National Association, as Syndication Agent, and the Lenders signatory thereto.

10.5	Form of Indemnification Agreement.

16	EKS&H LLLP Letter dated December 29, 2014.

99.1	Press Release, dated December 22, 2014.

99.2	Unaudited consolidated financial statements of Oak Valley Resources, LLC as of and for the three and nine months ended September 30, 2014 and 2013.

99.3	Audited consolidated financial statements of Oak Valley Resources, LLC as of and for the years ended December 31, 2013, 2012 and 2011.